Exhibit 8

Dated the 10th day of February 2016

GUO Lingyun, ZHOU Xu and SHI Wenyong

(as Settlors)

AND

JTC TRUSTEES (BVI) LIMITED

(as Trustee)

DEED OF GIFT

This deed is dated 10 February 2016

PARTIES

(1)	GUO Lingyun of No.4 Building, Yard 11, Hepingli East Street, Dongcheng District, Beijing, China, ZHOU Xu of Room 801, 5F, No 8 Building, Zhen Wu Miao 4 Xi Cheng District, Beijing, Xhina and SHI Wenyong of No.4 Building, Yard 11, Hepingli East Street, Dongcheng District, Beijing, China (the “Settlors”).

(2)	JTC TRUSTEES (BVI) LIMITED of Ritter House, 5th Floor, P.O. Box 3200, Road Town, Tortola VG1110, British Virgin Islands (the “Trustee”).

BACKGROUND

(A)	The Settlors have established a Trust known as The RPL Trust (the “Trust”) by Deed of Settlement dated 10 February 2016 (the “Trust Deed”).

(B)	The Trustee is the sole current Trustee of the Trust.

(C)	The Settlors are the sole legal and beneficial owners of the assets specified in Paragraph 1 of the Schedule (the “Assets”).

(D)	The Settlors wish to gift the Assets to the Trustee as an accretion to the Trust property.

(E)	The Trustee wishes to accept the Assets as an accretion to the Trust property.

1. TRANSFER

The Settlors hereby absolutely and irrevocably gifts, gives, grants, conveys, transfers and assigns the Property to the Trustee, for no consideration of any kind whatsoever, to hold on the terms provided in the Trust Deed as an accretion to the Trust property, and directs the Holders to take any and all steps and to execute any and all documents necessary to give effect to this clause.

2. ACCEPTANCE

The Trustee hereby accepts the Assets as an accretion to the Trust.

2. GOVERNING LAW AND JURISDICTION

The law governing the Trust Deed governs this deed and the courts having jurisdiction over the Trust Deed have non-exclusive jurisdiction in matters relating to it.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

THE SCHEDULE

GUO Lingyun	10,400 shares of US$1.00 each in the capital of RPL Global Limited (“RPL”), a company duly incorporated and existing under the laws of British Virgin Islands

ZHOU Xu	6,650 shares in RPL

SHI Wenyong	2,950 shares in RPL

SIGNED as a deed and delivered by		)
GUO Lingyun		)
in the presence of witness		)
		)	/s/ GUO Lingyun
GUO Lingyun

/s/ Xu Ying
Witness name:	Xu Ying
Witness address:	No. 4 Building, 11 Heping Li East Street, Dongcheng District, Beijing, China

Witness occupation:	Board Secretary

SIGNED as a deed and delivered by		)
ZHOU Xu		)
in the presence of witness		)
		)	/s/ ZHOU Xu
ZHOU Xu

/s/ Xu Ying

Witness name:	Xu Ying
Witness address:	No. 4 Building, 11 Heping Li East Street, Dongcheng District, Beijing, China

Witness occupation:	Board Secretary

SIGNED as a deed and delivered by		)
SHl Wenyong		)
in the presence of witness		)
		)	/s/ SHI Wenyong
SHI Wenyong

/s/ Xu Ying
Witness name:	Xu Ying
Witness address:	No. 4 Building, 11 Heping Li East Street, Dongcheng District, Beijing, China

Witness occupation:	Board Secretary

The Common Seal of	)
JTC TRUSTEES (BVI) LIMITED	)
was hereunto affixed in the presence of	)
	)	/s/ Michelle Le Herissier
Michelle Le Herissier
Director